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                                                                    EXHIBIT 10.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment (the "Amendment") is made and entered in Chelmsford, Massachusetts by and between BROOKS AUTOMATION, INC., a Delaware corporation (the "Company") and ROBERT J. THERRIEN (the "Executive"), as of June 1, 2004 (the "Effective Date").

                                    RECITALS

         WHEREAS, the Company and Executive entered into an Employment Agreement dated September 30, 2001, as amended on July 22, 2002 (the "Employment Agreement") that expires on October 1, 2005; and

         WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein to ensure the Executive's continued employment with the Company and provide for an orderly transition to Executive's successor as Chief Executive Officer.

         NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

1. Section 1 of the Employment Agreement entitled Duties shall be amended, effective as of October 1, 2004, by deleting the last three sentences and inserting the following new sentences at the end of that Section:

         "Effective as of October 1, 2004 the Executive shall resign from his position as Chief Executive Officer and shall continue to serve as Chairman of the Company's Board of Directors. Executive shall continue to report to the Board for the remaining Employment Term (as defined below) and assist with the transition of management duties and responsibilities to the new Chief Executive Officer."

2. Section 2 of the Employment Agreement entitled Term shall be amended, effective as of October 1, 2004, by replacing the date October 1, 2005 in the first sentence of that Section with December 31, 2004 and by deleting the last two sentences of that Section.

3. Section 2 of the Employment Agreement entitled Term shall be amended, effective as of October 1, 2004, by amending and inserting the following new subsection:

         "2.1 Consulting Agreement. The Company and Executive agree to enter into the Consulting Agreement attached as Exhibit A hereto, effective as of January 1, 2005."

4. Section 5.1 of the Employment Agreement entitled Base Salary shall be amended, effective as of October 1, 2004, to insert "Until October 1, 2004," in the beginning of the first and second sentence; delete the third sentence in its entirety; and insert the following new sentence at the end of that Section:

         "Notwithstanding anything herein to the contrary, effective as of October 1, 2004, the Executive's Base Salary shall be reduced to One Hundred and Fifty Thousand Dollars

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         ($150,000) annually to be paid in accordance with the Company's payroll practices for its executives."

5. Section 5.5 of the Employment Agreement entitled Life Insurance shall be amended by deleting the current provision in its entirety, effective as of Effective Date, and inserting the following:

         "The Company shall (i) during the remaining Employment Term, maintain insurance protection on the life of Executive in an amount not less than $2,000,000, payable to a beneficiary selected by Executive; (ii) subject to repayment, by the Executive, of any premiums previously loaned by the Company to the Executive pursuant to the divided ownership life insurance policies and related agreements, Policy Numbers 1563199 and 2007770 issued by Security Life of Denver (together, the "Divided Ownership Policies"), the Company shall execute a release of its collateral security interest in the Divided Ownership Policies; and (iii) the Company agrees to reimburse Executive, including any federal or state income tax imposed on the foregoing reimbursement, for the premiums associated with maintaining the basic insurance coverage under the Divided Ownership Policies for the remaining Employment Term. Executive agrees to execute any additional forms or documents necessary to effect said release as reasonably requested by the Company."

6. Section 5.8 of the Employment Agreement entitled Supplemental Retirement Benefit shall be amended, effective as of the Effective Date, by deleting the last three sentences and inserting the following:

         "Notwithstanding any provision in this Employment Agreement to the contrary, the Company agrees that for purposes of the supplemental retirement benefit calculation set forth in this Section 5.8, that Executive shall be deemed to have worked through October 1, 2005 for purposes of the Years of Service (as defined herein), and that the Final Adjusted Base Salary shall be $615,000. The Final Adjusted Base Salary shall neither be reduced nor increased to reflect the Base Salary paid from October 1, 2004 through December 31, 2004 when calculating the total Supplemental Retirement Benefit."

7. As of the Effective Date, Section 5.8.3 of the Employment Agreement entitled Merger Payment shall be amended by deleting the current provision and inserting the following new provision:

         "The Supplemental Retirement Benefit shall be paid in a lump sum payment on January 1, 2005 to the Executive or his heirs or attorney in fact if Executive is deceased or incapable, physically or mentally."

8. As of the Effective Date, Section 5.8. of the Employment Agreement shall be amended to insert a new sub-section 5.8.4 entitled Options and to insert the following new provision thereafter:

         "The Executive's rights in the following options: nonqualified stock option granted on January 4, 1999; incentive stock option granted on January 5, 2000; nonqualified stock option granted on January 5, 2000; nonqualified stock option granted on May 31, 2000; incentive stock option granted on January 2, 2001; nonqualified stock option granted on

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         January 2, 2001; nonqualified stock option granted on October 1, 2001;
         and nonqualified stock option granted on October 16, 2003 (together the "Option Agreements") shall, notwithstanding anything therein to the contrary, with the exception of the options granted on January 4, 1999, continue to vest in accordance with the terms of the Option Agreements and remain exercisable for the remaining option term under each respective Option Agreement without regard to any continued employment or other relationship with the Company."

9. As of the Effective Date, Section 5.8. of the Employment Agreement shall be amended to insert a new sub-section 5.8.5 entitled Severance and to insert the following new provision thereafter:

         "The Company agrees to pay the Executive no later than January 10, 2005, a lump sum payment equal to Six Hundred and Fifteen Thousand Dollars ($615,000) plus the average of the Annual Bonuses, if any, received by the Executive from the Company in respect of the 2002, 2003 and 2004 fiscal years."

10. As of the Effective Date, Section 7.3.1 of the Employment Agreement entitled Good Reason shall be amended by inserting the following new sentence at the end of the current provision:

         "Executive agrees that none of the matters contemplated by this Amendment, including, without limitation, the transition of duties and title to the new Chief Executive Officer on October 1, 2004 shall constitute a "Good Reason" for purposes of this Agreement."

11. As of the Effective Date, the text of Sections 8.1(iv), 8.3(v), 8.4(v), 8.5(v) and 8.6(iv) shall be deleted and the following shall be inserted in its place: "Intentionally Omitted".

12. The Company shall reimburse the Executive for all reasonable legal, financial planning and tax advisory fees and expenses associated with the review, negotiation and drafting of this Agreement and the Consulting Agreement referenced herein.

13. Except as amended hereby, the Employment Agreement remains in full force and effect and constitutes the entire agreement between the parties regarding the subject matter thereof and hereof.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date above written.

                               Executive

                               /S/ ROBERT J. THERRIEN
                               ----------------------
                               Robert J. Therrien

                               BROOKS AUTOMATION, INC.

                               By: /S/ THOMAS S. GRILK
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